EXECUTION VERSION

Exhibit 10.122

AMENDMENT NUMBER ONE

to the

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

dated as of January 22, 2016

among

BARCLAYS BANK PLC

and

PENNYMAC CORP.

and

PENNYMAC HOLDINGS, LLC

and

PENNYMAC MORTGAGE INVESTMENT TRUST

This AMENDMENT NUMBER ONE (this “Amendment”) is made as of this 31th day of August, 2016, by and among Barclays Bank PLC (the “Lender”), PennyMac Mortgage Investment Trust (the “Guarantor”), PennyMac Holdings, LLC (“Holdings”) and PennyMac Corp. (“PCM” and, together with Holdings, the “Borrowers”), and amends that certain Amended and Restated Loan and Security Agreement, dated as of January 22, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among the Lender, the Guarantor and the Borrowers.

WHEREAS, the Lender, the Guarantor and the Borrowers have agreed to amend the Loan Agreement as more particularly set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.Amendments. Effective as of the date hereof:

(a) Section 1.1 of Schedule I the Loan Agreement is hereby amended by deleting the defined term “Bail-In Action” in its entirety and replacing such term with the following:

“Bail-In Action” means the exercise by the Bank of England (or any successor  resolution authority) of any write-down or conversion power existing from time to time (including, without limitation, any power to amend or alter the maturity of eligible liabilities of an institution under resolution or amend the amount of interest payable under such eligible liabilities or the date on which interest becomes payable, including by suspending payment for a temporary period and together with any power to terminate and value transactions) under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the United Kingdom relating to the transposition of the European Banking Recovery and Resolution Directive as amended from time to time, including but not limited to, the Banking Act 2009 as amended from time to time, and the instruments, rules and standards created thereunder, pursuant to which our obligations (or those of our affiliates) can be reduced (including to zero), cancelled or converted into shares, other securities, or other obligations of ours or any other person.

(b) Section 1.1 of Schedule I the Loan Agreement is hereby amended by deleting the defined term “Maturity Date” in its entirety and replacing such term with the following:

“Maturity Date” means December 2, 2016.

(c) Section 1.1 of Schedule I the Loan Agreement is hereby amended by deleting the defined terms “Bail-In Legislation,” “EEA Financial Institution,” “EEA Member Country,” “EEA Resolution Authority,” “EU Bail-In Legislation Schedule, “Write-Down and Conversion Powers” in their entirety.

65037.000114 EMF_US 61805064v5

(d) Section 11.16 of the Loan Agreement is hereby amended by deleting the section in its entirety and replacing it with the following:

11.16. Contractual Recognition of Bail-In. You acknowledge and agree that notwithstanding any other term of this Agreement or any other agreement, arrangement or understanding with us, any of our liabilities, as the Bank of England (or any successor resolution authority) may determine, arising under or in connection with this Agreement may be subject to Bail-In Action and you accept to be bound by the effect of:

(a) any Bail-In Action in relation to such liability, including (without limitation):

(i) a reduction, in full or in part, of any amount due in respect of any such liability;

(ii) a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, you; and

(iii) a cancellation of any such liability; and

(b) a variation of any term of this Agreement to the extent necessary to give effect to Bail-In Action in relation to any such liability.

SECTION 2.Fees and Expenses.  Borrowers agree to pay to Lender all fees and out of pocket expenses incurred by Lender in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel to Lender incurred in connection with this Amendment, in accordance with Section 10.01 of the Loan Agreement.

SECTION 3.Defined Terms.  Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

SECTION 4.Limited Effect.  Except as amended hereby, the Loan Agreement shall continue in full force and effect in accordance with its terms.  Reference to this Amendment need not be made in the Loan Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Loan Agreement, any reference in any of such items to the Loan Agreement being sufficient to refer to the Loan Agreement as amended hereby.

SECTION 5.Representations. In order to induce Lender to execute and deliver this Amendment, each of the Borrowers and the Guarantor hereby represent to Lender that as of the date hereof, (i) each of the Borrowers and the Guarantor are in full compliance with all of the terms and conditions of the Facility Documents and remains bound by the terms thereof, and (ii) no default or event of default has occurred and is continuing under the Facility Documents.

SECTION 6.Governing Law.  This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts of laws (other than Sections 5-1401 and 5‑1402 of the New York General Obligations Law which shall be applicable).

SECTION 7.Counterparts.  For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.  The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

SECTION 8.Miscellaneous.

(a)This Amendment shall be binding upon the parties hereto and their respective successors and assigns.

(b)The various headings and sub-headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Loan Agreement or any provision hereof or thereof.

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IN WITNESS WHEREOF, the Lender, the Guarantor and the Borrowers have each caused their names to be duly signed to this Amendment by their respective officers thereunto duly authorized, all as of the date first above written.

BARCLAYS BANK PLC, as Lender

By:	/s/ Ellen Kiernan
Name:	Ellen Kiernan
Title:	Director

PENNYMAC CORP.,
as a Borrower

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Managing Director, Treasurer

PENNYMAC HOLDINGS, LLC,
as a Borrower

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Managing Director, Treasurer

PENNYMAC MORTGAGE INVESTMENT TRUST, as Guarantor

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Managing Director, Treasurer

Amendment Number One to A&R Loan Agreement